Consent of Independent Certified Public Accountants

     We have issued our report dated September 15, 1995 accompanying the financial statements of Investors' Quality Tax-Exempt Trust, 25th Multi-Series as of July 31, 1995, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".



                                        Grant Thornton LLP



Chicago, Illinois
November 24, 1995